Exhibit 10.2

I.	Summary of Lease Agreement Dated January 22, 2003

1.	Parties: Pluristem Ltd. (“Pluristem”) and MTM – Scientific Industries Center Haifa Ltd. (“MTM”).

2.	Signing Date: January 22, 2003.

3.
Lease Period: January 1, 2003 until December 31, 2003 (the “Lease Period”). In addition, Pluristem has an option to extend the lease by two periods of 12 months each, subject to providing MTM with 5 months prior written notice (the “First Option Period” and the “Second Option Period”, respectively).

4.	The Premises: A certain area in Building 20 (approximately 640 square meters), MATAM Advanced Technology Park, Haifa, Israel.

5.	Lease Fees: Lease fees are monthly, payable in the following amounts (linked to the Israeli Consumer Price Index as of November 2002):

5.1.	During the Lease Period, NIS43 per one square meter (plus applicable taxes).

5.2.	During the First Option Period, NIS47.25 per one square meter (plus applicable taxes).

5.3.	During the Second Option Period, NIS49.60 per one square meter (plus applicable taxes).

6.
Guarantees: In order to secure its undertakings under this agreement, Pluristem shall provide MTM with a deposit in an amount equal to 3 month lease payments on account of the last 3 months of the Lease Period.

II.	Summary of First Supplement to Lease Agreement Dated December 11, 2005

A first supplement dated December 11, 2005 (the “First Supplement”) made to the existing lease agreement dated January 22, 2003 (the “Lease Agreement”).

1.	Parties: Pluristem Ltd. (“Pluristem”) and MTM – Scientific Industries Center Haifa Ltd. (“MTM”).

2.	Signing Date: December 11, 2005.

3.	Lease Period: January 1, 2006 until December 31, 2007 (the “Lease Period”).

4.	Sprinklers Installation: Pluristem shall pay the cost of sprinklers installation of up to NIS25,000.

Subject to the arrangements under the First Supplement, all the provisions, including lease payments, of the Lease Agreement shall apply to the First Supplement.

III.	Summary of Second Supplement to Lease Agreement Dated June 12, 2007

A second supplement dated June 12, 2007 (the “Second Supplement”) made to the existing lease agreement dated January 22, 2003, as supplemented on December 11, 2005 (the “Lease Agreement”).

5.	Parties: Pluristem Ltd. (“Pluristem”) and MTM – Scientific Industries Center Haifa Ltd. (“MTM”).

6.	Signing Date: June 12, 2007.

7.
Lease Period: July 1, 2007 until August 31, 2012 (the “Lease Period”). In addition, subject to providing MTM with 9 months prior written notice, Pluristem has the option to (i) shorten the lease period to a total of 36 months period, provided, that Pluristem shall pay MTM a termination fee in the amount of NIS 325,000; or (ii) extend the lease period by an additional 60 months period (the “Option Period”).

8.	The Premises: A certain area in Building 20, (approximately 1,280 square meters), MATAM Advanced Technology Park, Haifa, Israel.

The premises will be transferred “as is”, and Pluristem undertakes to alter and/or construct the internal area of the premises at its expense, provided, however, that MTM shall participate in such cost by up to NIS650,000.

9.	Lease Fees: Lease fees are monthly, payable in the following amounts (linked to the November 2002 Israeli CPI):

9.1.	During the Lease Period, NIS49.60 per one square meter (plus applicable taxes) (the “Lease Fee”).

9.2.	During the Option Period, the monthly lease fee shall be equal to the Lease Fee plus 5% (plus applicable taxes).

10.
Guarantees: In order to secure its undertakings under the Second Supplement, Pluristem shall provide MTM with a bank guarantee in the amount of NIS250,000 (linked to the Israeli Consumer Price Index as of the execution date of the Second Supplement).

Subject to the arrangements under the Second Supplement, all the provisions of the Lease Agreement shall apply to the Second Supplement.

IV.	Summary of Supplement to Lease Agreement Dated July 19, 2011

A supplement dated July 19, 2011 (the “Supplement”) made to the existing lease agreement dated January 22, 2003, as supplemented on December 11, 2005 and June 12, 2007 (the “Lease Agreement”).

1.	Parties: Pluristem Ltd. (“Pluristem”) and MTM – Scientific Industries Center Haifa Ltd. (“MTM”).

2.	Signing Date: July 19, 2011.

3.
Lease Period: January 15, 2012 until March 31, 2017 (the “Lease Period”). In addition, Pluristem has an option to extend the lease by two periods of 30 months each, subject to providing MTM with 6 months prior written notice (the “First Option Period” and the “Second Option Period”, respectively). The premises to be leased during the Lease Period shall be as follows: (i) approximately 1,400 square meters as of January 15, 2012; (ii) approximately 600 square meters as of June 1, 2012; and (iii) approximately 600 square meters as of June 15, 2012.

4.	The Premises: A certain area in Building 5, (approximately 2,600 square meters), MATAM Advanced Technology Park, Haifa, Israel.

The premises will be transferred “as is”, and Pluristem undertakes to alter and/or construct the internal area of the premises at its expense, provided, however, that MTM shall participate in such cost by up to NIS1,150 per one square meter, or a total of NIS2,990,000 per the 2,600 square meters of the premises.

5.	Lease Fees: Lease fees are monthly, payable in the following amounts (linked to the linked to the June 2011 Israeli Consumer Price Index):

5.1.	During the Lease Period, NIS54 per one square meter (plus applicable taxes) (the “Lease Fee”).

5.2.	During the First Option Period, the monthly lease fee shall be equal to the Lease Fee plus 3% (plus applicable taxes) (the “First Option Fee”).

5.3.	During the Second Option Period, the monthly lease fee shall be equal to the First Option Fee plus 3% (plus applicable taxes).

6.
Guarantees: In order to secure its undertakings under the Second Supplement, Pluristem shall provide MTM with a bank guarantee in an amount equal to 6 month lease payments (linked to the June 2011 Israeli Consumer Price Index).

Subject to the arrangements under this supplement, all the provisions of the Lease Agreement shall apply to this supplement.